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                                                                   EXHIBIT 10.27

                       [REGISTER.COM LOGO]




                                                               November 26, 2002

Walt Meffert
c/o Register.com, Inc.
575 Eighth Avenue
New York, NY 10018

November 26, 2002

RE: Amendment to October 8, 2001 Offer Letter
    -----------------------------------------

Dear Walt:

         This letter hereby amends and restates Paragraph 11, regarding your eligibility of a severance payment upon your termination of your employment with the Company without Cause, of the offer letter dated October 8, 2001 (the "Offer Letter") between you and Register.com, Inc. (the "Company") as follows:

         11. Severance. Notwithstanding that your status would be as an at-will employee, in the event the Company terminates your employment without Cause (as defined above) at any time following the start date of your employment, (A) you will be eligible to receive the base salary you would have been entitled to receive for a period of twelve (12) months from the effective date of notice of termination; (B) you will be eligible to receive three (3) months of medical and dental coverage; and (C) any remaining amount due under the loan for relocation expenses referred to in Section 3 above will become repayable in equal annual installments such that the last payment will be made on the fifth anniversary of your start date.

         You acknowledge and agree that the Offer Letter as hereby amended represents the complete understanding of the terms of your employment and you are not relying on any discussions or agreements outside of the Offer Letter as hereby amended. Changes in the terms of your employment may be modified only in a document signed by the parties and referring explicitly to the Offer Letter as hereby amended.

         If the above accurately reflects our agreement, kindly so signify by signing the enclosed copy of this letter in the space provided below and returning it to the undersigned.


Walt Meffert                            Register.com, Inc.


   /s/ Walt Meffert                     By:   /s/ Richard D. Forman
   ----------------                           ------------------------------
                                              Name: Richard D. Forman
                                              Title: President and CEO